      Filed with the Securities and Exchange Commission on August 29, 1997

                                              REGISTRATION NO.: 333-____________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

            Georgia                                       58-1098795
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                        470 East Paces Ferry Road, N. E.
                             Atlanta, Georgia 30305
                    (Address of Principal Executive Offices)

              AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN AND DIRECTOR
           AND OFFICER STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS")
                           (Full Title of the Plans)

Agent for Service:                           With Copies to:
Henry B. Levi                                James C. Edenfield and
Gambrell & Stolz, L.L.P.                     David E. Weigand
Suite 4300, One Peachtree Center             American Software, Inc.
303 Peachtree Street, N. E.                  470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30308                       Atlanta, Georgia 30305

 Telephone Number of Agent for Service: 404/577-6000

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                   Proposed
                                                                                   Maximum
                                                                Proposed           Aggregate
                                            Amount              Maximum            Offering Price     Amount of
Title of Securities                         to be               Offering Price     of Additional      Registration
to be Registered                            Registered/1/       Per Share/2/       Shares/2  3/       Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Shares, Par Value $.10       4,082,454 Shs.      $11.5625           $4,625,000         $1,402
====================================================================================================================

                                  Page 1 of 8
                        Exhibit Index Appears on Page 5

/1/Based upon the aggregate number of Shares presently authorized for issuance under the Plans, less shares already purchased pursuant to options granted under such Plans. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 400,000 shares registered resulting from amendments to two of the Plans. The remaining shares were registered under Registration Statement Numbers 33-42017, 33-67010, 33-83396, 33-62587 and/or
333-14309.

/2/Based upon the average of the high and low prices of the Class A Common Shares reported on the Nasdaq National Market on August 25, 1997.

/3/Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).


                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E


     The contents of Registration Statement No. 33-42017 on Form S-8 of the Registrant are hereby incorporated by reference thereto, except for Item 5 of
Part II, which is revised as set forth below. Such Registration Statement related to the same stock option plans to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 33-42017.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The firm of Gambrell & Stolz, L.L.P., Atlanta, Georgia, is general counsel to the Registrant. As of August 25, 1997, lawyers associated with that firm owned or had options to purchase 37,592 Class A Common Shares of the Registrant. David H. Gambrell and James R. McGuone, partners in that firm, are a Director of the Registrant and the Secretary of the Registrant, respectively.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, State of Georgia, on August 26, 1997.

                                  AMERICAN SOFTWARE, INC.


                                  By: /s/ James C. Edenfield
                                     ---------------------------------------
                                       James C. Edenfield, President and
                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                        Capacity                      Date
    ----                        --------                      ----

/s/James C. Edenfield        President, Chief Executive  August 26, 1997
---------------------------  Officer and Director
James C. Edenfield

/s/Thomas L. Newberry        Chairman of the Board of    August 26, 1997
---------------------------  Directors
Thomas L. Newberry

/s/ David H. Gambrell        Director                    August 26, 1997
---------------------------
David H. Gambrell

/s/Thomas R. Williams        Director                    August 26, 1997
---------------------------
Thomas R. Williams

/s/ David E. Weigand         Principal Accounting        August 26, 1997
---------------------------  Officer and Acting
David E. Weigand             Principal Financial Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above hereby constitutes and appoints James C. Edenfield and David E. Weigand, or any one of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                                 EXHIBIT INDEX


Exhibit No.            Description of Exhibit          Page
-----------            ----------------------          ----

   5.1           Opinion of Gambrell & Stolz, L.L.P.
                 regarding legality of Securities        6

   23.1          Consent of KPMG Peat Marwick LLP        8

   25.1          Power of Attorney                       4